UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 6, 2004

ALLIANCE FINANCIAL COPORATION
(Exact name of registrant as specified in its charter)

New York	0-15366	16-1276885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York		13202
(Address of Principal Executive Offices)		(Zip code)

(315) 475-4478 (Registrant’s Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

              On January 6, 2004, Alliance Financial Corporation, a New York corporation (the “Registrant”), issued a press release to announce the completion of the private sale of $10 million aggregate liquidation amount of floating rate trust preferred securities by its wholly owned subsidiary, Alliance Financial Capital Trust I. The full text of such press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 6, 2004, of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: January 7, 2004	By: /s/ Jack H. Webb
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Name: Jack H. Webb

Title: Chairman, President & CEO